Exhibit 99.1

The Elmet Group Co. Reports Second Quarter 2026 Results

Continued demand acceleration in Aerospace, Defense & Government markets

Revenue increased over 35%, with over 430 basis points of gross profit margin expansion driving adjusted EBITDA increase of 57.9%

Backlog increased by nearly 55% to record level of $132 million

PORTLAND, Maine – August 13, 2026 – The Elmet Group Co. (“Elmet,” the “Company,” “we,” or “our”) (NASDAQ:ELMT), a U.S.-based provider of precision-engineered components and advanced high-power systems, today reported financial results for its fiscal second quarter ended July 3, 2026.

Second Quarter Fiscal Year 2026 Highlights

●	Successfully completed upsized initial public offering, raising net proceeds of $125.4 million.

●	Revenue increased 35.2% to approximately $66.4 million compared to approximately $49.1 million in Q2 2025.

●	Approximately 55% of the revenue growth is attributed to net demand increase with the balance associated with tungsten and molybdenum raw material pricing impacts.

●	Gross profit margin improved 430 basis points to 25.0% of revenue compared to 20.7% of revenue in Q2 2025.

●	Net income (loss) for Q2 2026 was approximately $(4.5) million, or $(0.16) per share, compared to approximately $1.2 million, or $0.06 per share, in Q2 2025. Adjusted net income for Q2 2026 was approximately $5.2 million, or $0.18 per share, compared to approximately $2.8 million, or $0.14 per share, in Q2 2025.

●	Adjusted EBITDA increased to approximately $8.9 million, or 13.3% of revenue, compared to approximately $5.6 million, or 11.4% of revenue, in Q2 2025.

●	Open order backlog increased to approximately $131.5 million, up from approximately $113.3 million at the end of Q1 2026 and approximately $84.6 million at the end of Q2 2025.

Trailing Twelve Months (“TTM”) Highlights

●	Revenue increased 8.2% to approximately $228.5 million compared to 2026 first quarter TTM results of approximately $211.2 million.

●	Gross profit margin improved 130 basis points to 22.2% of revenue compared to 2026 first quarter TTM of 20.9%.

●	Net income decreased to approximately $(1.7) million, or $(0.08) per share, compared to approximately $4.0 million, or $0.20 per share, for 2026 first quarter TTM. Adjusted net income (loss) increased to approximately $18.6 million, or $0.84 per share, compared to approximately $16.2 million, or $0.81 per share, for the 2026 first quarter TTM.

●	Adjusted EBITDA increased approximately $3.2 million to $31.8 million, or 13.9% of revenue, compared to approximately $28.6 million, or 13.5% of revenue, for 2026 first quarter TTM.

Management Commentary

“In the second quarter we built on our existing momentum and delivered strong results, highlighted by an acceleration in revenue growth and profitability along with a record backlog,” said Company CEO Peter V. Anania. “Our performance was driven by a combination of strong operational execution, skillful navigation of a dynamic metals pricing market, and ongoing returns from our strategic focus on servicing the broader aerospace, defense & government landscape, all of which we expect to drive continued demand through the balance of the year.”

“Looking ahead, we remain well-positioned to effectively meet this demand as we expand our role as a trusted supplier across mission-critical systems. Longer term, we believe the operating environment remains highly favorable to Elmet, supported by our strategic position at the nexus of several megatrends that are in the early stages of an investment supercycle.”

Conference Call

The Elmet Group Co. management will host a conference call today, Thursday, August 13, 2026, at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Toll-Free Number: 877-869-3847

International Number: +1 201-689-8261

Webcast: Register and Join

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast simultaneously and available for webcast replay here.

About The Elmet Group

The Elmet Group is a U.S.-based provider of precision-engineered components and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through two segments, Critical Materials Components (CMC) and Engineered Microwave Products (EMP), leveraging materials science and precision engineering expertise to deliver high-performance solutions. The Elmet Group is dedicated to strengthening domestic manufacturing capabilities to support the U.S. and its allies’ needs in both critical materials and advanced high-power microwave systems.

Reorganization and Presentation of Financial Results

On January 2, 2026, the Company effected a reorganization (the “Reorganization”) whereby Anania & Associates and its noncontrolling interest holders contributed their ownership interests in Anania & Associates and its consolidated subsidiaries in exchange for shares of common stock in the Company. The Reorganization was a reorganization of entities under common control as Anania & Associates and the Company were controlled by the Company’s Chief Executive Officer (“CEO”) before and after the Reorganization. As a result, the Reorganization was accounted for in a manner similar to a pooling of interests with the assets and liabilities of Anania & Associates and its consolidated subsidiaries being carried over at their historical amounts. The historical consolidated financial statements of Anania & Associates were retrospectively recast to reflect the results as if the Company owned Anania & Associates and its consolidated subsidiaries as of January 1, 2025. In connection with the Reorganization, Anania & Associates Investment Company LLC, an immaterial subsidiary of Anania & Associates, was no longer controlled by the Company and was deconsolidated on January 2, 2026. The deconsolidation was recognized as a spinoff and the impact of $0.5 million was recognized within equity. In connection with the Reorganization, the Company’s tax status changed from an S-corporation to a C-corporation.

Non-GAAP Financial Measures

In evaluating its business, the Company uses or may use certain non-GAAP measures as supplemental measures to review and assess its operating and financial performance. These measures are commonly used in the manufacturing industry to provide stockholders and potential investors with additional information that excludes unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of the Company’s ongoing operating results. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools when assessing the Company’s operating and financial performances, and investors should not consider them in isolation, or as a substitute for any consolidated statement of operations data prepared in accordance with U.S. GAAP. The reconciliations to EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share from relevant GAAP metrics are included at the end of this press release. Backlog as reported is confirmed orders from customers for which revenue has not been recognized.

Forward Looking Statements

The information in this press release includes forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements generally relate to future events or our future financial or operating performance and include statements regarding Elmet’s intended use of proceeds from the IPO, Elmet’s ability to: (i) effectively meet demand for its products, (ii) benefit from defense spending levels in the United States and other countries in which it does business, (iii) successfully pursue its ongoing supply chain realignment, (iv) expand its role as a supplier across its end markets, (v) successfully make opportunistic investments, if any, that will support its competitive positioning, (vi) effectively use the net proceeds received from its IPO to its benefit in the manner currently contemplated, in a different manner, or at all, and (vii) successfully navigate turbulent raw materials markets. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Elmet’s Registration Statement on Form S-1, as amended (File No. 333-294725) and subsequent filings Elmet makes with the Securities and Exchange Commission. Elmet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Company Contact

Chris Chandler

contact@theelmetgroup.com

Investor Contact

Tom Colton and Greg Bradbury

Gateway Group, Inc.

ELMT@gateway-grp.com

949-574-3860

-Financial tables to follow-

THE ELMET GROUP CO.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	July 3, 2026	December 31, 2025
Assets
Current Assets:
Cash	$66,122	$1,759
Marketable securities	4,923	202
Accounts receivable, net	34,483	28,904
Government grant receivables	232	1,690
Related party receivables	58	426
Unbilled revenue	564	2,621
Inventories, net	102,401	69,697
Income tax receivable	3,766	—
Prepaid expenses and other current assets	5,548	4,774
Total current assets	218,097	110,073
Property, plant and equipment, net	42,457	42,342
Operating lease right-of-use assets	11,777	10,586
Intangible assets, net	6,558	7,184
Goodwill	4,527	4,583
Deferred tax assets, net	88	—
Other assets	724	878
Total assets	$284,228	$175,646

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$27,390	$16,165
Accrued expenses and other current liabilities	17,417	13,659
Related party payables	190	—
Operating lease liabilities, current portion	956	875
Current portion of long-term debt – related party	—	2,319
Current portion of long-term debt	2,370	7,755
Deferred government grants	2,358	4,672
Deferred revenue	21,416	14,853
Total current liabilities	72,097	60,298
Operating lease liabilities, net of current portion	11,407	10,247
Long-term debt, net of current portion	8,108	28,455
Long-term debt, net of current portion – related party	—	15,000
Deferred tax liabilities, net	4,075	—
Other liabilities	998	1,189
Total liabilities	96,685	115,189

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock - $0.001 par value; 20,000,000 authorized as of July 3,2026 and December 31, 2025. No shares issued and outstanding as of July 3, 2026 and December 31, 2025	—	—
Class A Common Stock – $0.001 par value; 0 and 500,000,000 shares authorized, as of July 3, 2026 and December 31, 2025, respectively, 0 and 20,122,721 shares issued and outstanding as of July 3, 2026 and December 31, 2025, respectively	—	20
Class B Common Stock – $0.001 par value; 0 and 40,000,000 shares authorized as of July 3, 2026 and December 31, 2025, respectively, 0 and 466 shares issued and outstanding as of July 3, 2026 and December 31, 2025, respectively	—	—
Common Stock - $0.001 par value; 540,000,000 and 0 shares authorized as of July 3, 2026 and December 31, 2025, respectively, 30,459,498 and 0 shares issued and outstanding as of July 3, 2026 and December 31, 2025, respectively	30	—
Additional paid-in capital	147,058	15,366
Retained earnings	40,507	44,791
Accumulated other comprehensive (loss) income	(52)	280
Total stockholders’ equity	187,543	60,457
Total liabilities and stockholders’ equity	$284,228	$175,646

The accompanying notes are integral to the unaudited consolidated financial statements.

THE ELMET GROUP CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	July 3, 2026	June 30, 2025	July 3, 2026	June 30, 2025
Revenue	$66,401	$49,130	$122,408	$95,517
Cost of goods sold	49,791	38,983	93,950	76,759
Gross profit	16,610	10,147	28,458	18,758
Operating expenses:
General and administrative	17,780	4,016	24,848	7,275
Research and development	4,321	1,009	5,171	1,820
Sales and marketing	2,137	1,876	4,204	3,559
Total operating expenses	24,238	6,901	34,223	12,654
Operating (loss) income	(7,628)	3,246	(5,765)	6,104
Other expense (income), net:
Interest expense	127	793	740	1,303
Interest expense - related party	233	377	860	793
Change in fair value of derivative asset	881	—	(2,214)	—
(Gain) loss on remeasurement of fair value of marketable securities	(445)	23	(1,081)	23
Other (income) expense, net	(186)	(77)	(204)	2
Total other expense (income), net	610	1,116	(1,899)	2,121
(Loss) income from continuing operations before taxes	(8,238)	2,130	(3,866)	3,983
Income tax (benefit) provision	(3,750)	—	960	—
(Loss) income from continuing operations	(4,488)	2,130	(4,826)	3,983
Loss from discontinued operations	$—	$(890)	$—	$(1,546)
Net (loss) income	$(4,488)	$1,240	$(4,826)	$2,437

Net (loss) income per share:
Basic	$(0.16)	$0.06	$(0.20)	$0.12
Diluted	$(0.16)	$0.06	$(0.20)	$0.12
Weighted average shares outstanding
Basic	28,414,861	20,123,187	24,223,725	20,123,187
Diluted	28,414,861	20,268,282	24,223,725	20,196,135

The accompanying notes are integral to the unaudited consolidated financial statements.

THE ELMET GROUP CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended
	July 3, 2026	June 30, 2025
Cash flows from operating activities:
Net (loss) income	$(4,826)	$2,437
Loss from discontinued operations	—	(1,546)
(Loss) income from continuing operations	(4,826)	3,983
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
Deferred income taxes	3,987	—
Change in fair value of derivative asset	(2,214)	—
Depreciation and amortization	3,779	3,215
Stock-based compensation	10,735	383
Noncash operating lease expense	469	440
Noncash interest expense	17	14
Provision for excess and obsolete inventories	33	(1)
Change in fair value of interest rate collars	(56)	51
Unrealized (gain) loss on marketable securities	(1,081)	23
Change in operating assets and liabilities:
Accounts receivable	(5,588)	7,607
Unbilled revenue	2,057	(4,059)
Inventories	(32,763)	(10,780)
Related party receivables	291	—
Income tax receivable	(3,766)	—
Prepaid expenses and other current assets	(2,378)	(527)
Other assets	134	5
Accounts payable	12,250	885
Accrued expenses and other current liabilities	5,004	4,181
Operating lease liabilities	(418)	(381)
Related party payables	190	—
Deferred revenue	6,570	3,975
Other liabilities	2	10
Net cash (used in) provided by operating activities from continuing operations	(7,572)	9,024
Net cash used in operating activities from discontinued operations	—	(2,742)
Net cash (used in) provided by operating activities	(7,572)	6,282

Cash flows from investing activities:
Purchase of shares upon exercise of call option	(1,426)	—
Purchases of property, plant and equipment, net of grant proceeds (see Note 7 – Government Grants)	(3,141)	(4,602)
Net cash used in investing activities from continuing operations	(4,567)	(4,602)
Net cash used in investing activities from discontinued operations	—	(110)
Net cash used in investing activities	(4,567)	(4,712)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount and offering costs	125,363	—
Payments of principal on revolving credit facility	(99,882)	(326)
Proceeds from revolving credit facility	76,441	6,522
Payments of principal on long-term debt	(1,783)	(4,231)
Payments of principal on long-term debt – related party	(17,294)	—
Cash distributions paid to stockholders	—	(6,833)
Payments of deferred consideration	(73)	—
Payments of contingent consideration	(49)	—
Employee taxes paid on shares withheld for tax-withholding purposes	(4,371)	—
Net payments of principal on revolving credit facility – related party	(1,771)	(1,559)
Repurchase of Class B Common Stock	(25)	—
Payments of principal on finance leases	(16)	(25)
Net cash provided by (used in) financing activities from continuing operations	76,540	(6,452)
Net cash provided by financing activities from discontinued operations	—	103
Net cash provided by (used in) financing activities	76,540	(6,349)
Effects of exchange rate changes on cash	(38)	42
Net increase (decrease) in cash	$64,363	$(4,737)
Cash at beginning of period	1,759	6,532
Cash at end of period	$66,122	$1,795

Reconciliation of cash at beginning of period:
Cash at beginning of period – continuing operations	$1,759	$3,608
Cash at beginning of period – discontinued operations	—	2,924
Cash at beginning of period	$1,759	$6,532

Reconciliation of cash at end of period:
Cash at end of period – continuing operations	$66,122	$1,620
Cash at end of period – discontinued operations	—	175
Cash at end of period	$66,122	$1,795

Supplemental non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$684	$280
Noncash activity related to government grants	$1,273	$—
Right-of-use assets obtained in exchange for new operating lease liabilities	$1,660	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,674	$1,834
Cash paid for income taxes	$700	$—

The accompanying notes are integral to the unaudited consolidated financial statements.

Non-GAAP Financial Measures:

The following tables display certain non-GAAP financial measures we believe are helpful in assessing our performance and interpreting our financial results. We believe these non-GAAP financial measures are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measurement. We define Adjusted EBITDA as our net income plus interest expense, income taxes, depreciation and amortization, and, as applicable for each period, stock-based compensation expense and non-cash gains and losses on the sale of assets. Adjusted EBITDA also excludes certain non-recurring costs such as the costs associated with the IPO, certain acquisition and transaction costs, severance and restructuring costs, and other non-recurring costs.

THE ELMET GROUP CO.

ADJUSTED EBITDA FROM CONTINUING OPERATIONS

(NON- GAAP, UNAUDITED)

(in thousands)

	Quarters Ended		TTM	TTM
	June 30, 2025	July 3, 2026	April 3, 2026	July 3, 2026
Revenue	$49,130	$66,401	$211,256	$228,527
Gross profit	10,147	16,610	44,257	50,719
Gross profit margin %	20.7%	25.0%	20.9%	22.2%
Operating expenses	6,901	24,238	33,178	50,508
Net income (loss) from continuing operations	2,130	(4,488)	5,749	(870)
Net income (loss) from continuing operations %	4.3%	(6.8)%	2.7%	(0.4)%

Adjustments to income (loss) from continuing operations:
Income tax (benefit) provision		(3,750)	4,665	915
Interest expense(1)	1,170	360	4,724	3,910
Depreciation and amortization	1,611	1,856	6,367	6,608
Acquisition and transaction costs(2)	89	—	403	314
Stock-based compensation(3)	383	14,153	2,096	15,866
Corporate costs associated with the offering(4)	228	608	3,368	3,748
Other(5)	—	119	1,179	1,298
Adjusted EBITDA (6)	$5,611	$8,858	$28,551	$31,789
Adjusted EBITDA Margin	11.4%	13.3%	13.5%	13.9%

(1)	Interest expense includes both third-party interest expense and related party interest expense.

(2)	The adjustment for acquisition and transaction costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.

(3)	Stock-based compensation includes expenses associated with restricted stock grants made in support of our initial public offering and the Reorganization. In the three months ended July 3, 2026 the company expensed $14.2 million of which $4.1 million was settled in cash in association with stock appreciation rights.

(4)	Corporate costs associated with the initial public offering include third-party expenses related to enhancing our accounting controls and procedures, incremental audit costs, recruitment of executive team and legal expenses.

(5)	Others includes non-recurring costs associated with a utility failure at our CMC facility in Euclid, Ohio, and other restructuring costs.

(6)	Adjusted EBITDA excludes the financial impact of discontinued operations. On October 1, 2025 A&A distributed its shares in Polymer Laboratories, LLC to the individual shareholders, which is unrelated to A&A continuing operations and The Elmet Group Co.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measurements. We define adjusted net income as net income less stock-based compensation and one-time non-recurring costs such as tax impacts of the Reorganization, discontinued operations, the costs associated with the IPO, certain acquisition and transaction costs, severance and restructuring costs, and other non-recurring costs and the income tax effect of such adjustments, as applicable.

THE ELMET GROUP CO.

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(NON-GAAP, UNAUDITED)

(in thousands)

	Quarters Ended		TTM	TTM
	June 30, 2025	July 3, 2026	April 3, 2026	July 3, 2026
Numerator:
Net income (loss)	$1,240	$(4,488)	$4,007	$(1,720)
Loss from discontinued operations	890	—	1,742	850
One time tax expense associated with the Reorganization(1)	—	—	3,791	3,791
Corporate costs associated with the IPO(2)	228	608	3,368	3,748
Stock-based compensation(3)	383	14,153	2,096	15,866
Acquisition and transaction costs(4)	89	—	373	284
Other(5)	—	119	1,209	1,328
Tax effect of adjustments(6)	—	(5,212)	(344)	(5,556)
Adjusted net income	$2,830	$5,180	$16,242	$18,591

Denominator:
Weighted average shares outstanding – basic	20,123	28,415	20,123	22,174
Weighted average shares outstanding – diluted(7)	20,268	28,983	20,343	22,495

Adjusted net income per share:
Basic	$0.14	$0.18	$0.81	$0.84
Diluted(7)	$0.14	$0.18	$0.80	$0.83

Unadjusted net income (loss) per share:
Basic	$0.06	$(0.16)	$0.20	$(0.08)
Diluted (7)	$0.06	$(0.16)	$0.20	$(0.08)

(1)	Reflects the impact of the deferred tax adjustment of $3.5 million, which was recognized in the period of Reorganization and does not reflect ongoing income tax expense, and other discrete tax impacts of $0.3 million related to the Reorganization.

(2)	Corporate costs associated with the initial public offering include third-party expenses related to enhancing our accounting controls and procedures, incremental audit costs, recruitment of executive team and legal expenses.

(3)	Stock-based compensation includes expenses associated with restricted stock grants made in support of our initial public offering and the Reorganization. In the three months ended July 3, 2026, the Company expensed $14.2 million of which $4.1 million was settled in cash in association with stock appreciation rights.

(4)	The adjustment for acquisition and transaction costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.

(5)	Other includes restructuring and severance costs associated with a reorganization at our CMC division and non-recurring costs associated with a utility failure at our CMC facility in Euclid, Ohio and other restructuring costs.

(6)	Income tax effects associated with non-GAAP adjustments were calculated based on the specific tax treatment applicable to each adjustment and reflect the estimated current and deferred income tax consequences of the excluded items. The Company’s effective GAAP tax rate for the quarter was (45.6)%, while the effective tax rate applied to non-GAAP results was 35.0%. The difference between the GAAP and non-GAAP tax rates primarily reflects the impact of tax effects associated with the Reorganization impacts, share-based compensation arrangements, executive compensation limitations, discrete tax items recognized during the period, and other tax-related adjustments that are not directly proportional to the underlying pretax non-GAAP adjustments. Accordingly, the tax effect of non-GAAP adjustments differs from the amount that would be determined by applying the Company’s GAAP effective tax rate or statutory tax rate to the related pretax adjustments. There is no tax impact prior to the quarter ended April 3, 2026, as we were treated as an S-corporation for tax purposes prior to the Reorganization.

(7)	The potential impact on weighted average common stock outstanding (diluted) related to our restricted stock was evaluated under the treasury stock method based on the weighted average unrecognized compensation costs for each period and the estimated fair value of our common stock for each period.